UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 24, 2014
LDR HOLDING CORPORATION
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-36095 (Commission File Number)	20-3933262 (I.R.S. Employer Identification No.)
13785 Research Boulevard, Suite 200 Austin, Texas (Address of Principal Executive Offices)		78750 (Zip Code)
Registrant’s telephone number including area code: (512) 344-3333
No change since last report (Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
Item 1.01    Entry into a Material Definitive Agreement.

On July 24, 2014, LDR Médical, S.A.S. (“LDR Médical”), a wholly owned subsidiary of LDR Holding Corporation (the “Company”), entered into an amendment (the “Amendment”) with Invibio Ltd. to the Supply Agreement, dated January 31, 2003, as amended, to extend the term of such agreement through August 31, 2014.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Section 5 - Corporate Governance and Management
Item 5.02.    Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 25, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved changes to the compensation for Robert McNamara, the Company’s Executive Vice President, Chief Financial Officer. Effective July 1, 2014, Mr. McNamara’s annual salary was increased to $320,000 per year, and his target incentive bonus became 50% of base salary, with one-half of such incentive bonus being paid based upon quarterly performance targets and one-half of such incentive bonus being paid based upon annual performance targets (with his target bonus for 2014 prorated due to the timing of his salary increase). Mr. McNamara's incentive bonus targets are related to the Company's revenue and other financial performance metrics for the relevant periods, as well as Chief Executive Officer and Compensation Committee discretion.
Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Amendment, dated July 24, 2014, to Supply Agreement, by and between LDR Médical, S.A.S and Invibio Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LDR HOLDING CORPORATION

Dated:	July 25, 2014	By:	/s/ Scott Way
Scott Way
Executive Vice President, General Counsel, Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment, dated July 24, 2014, to Supply Agreement, by and between LDR Médical, S.A.S and Invibio Ltd.